Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, March 8, 2018
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION

ANNOUNCES DATE FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

New Hartford, NY- March 8, 2018 -- PAR Technology Corporation (NYSE: PAR) today announced the Company’s 2018 Annual Meeting of Stockholders will be held at 10:00 a.m. local time at Turning Stone Resort Casino, 5218 Patrick Road, Verona, New York 13478 on Friday, June 8, 2018. The record date for the annual meeting is April 16, 2018.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR. PAR’s Restaurant/Retail segment has been a leading provider of restaurant and retail technology for more than 30 years. PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information, visit https://www.partech.com/ or connect with PAR on Facebook and Twitter.

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